Exhibit (a)(3)

SCHEDULE A

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

Amended and Restated

Designation of Series of Shares of Beneficial Interests in the Trust

(Effective as of November 1, 2017)

WHEREAS, the Trustee(s) of the Trust, acting pursuant to Section 4.9 of the Declaration, have divided the Shares of the Trust into several series of Shares of beneficial interests in the Trust (each, a “Series”);

WHEREAS, the Trustees have heretofore terminated certain Series so established and designated and/or have changed the names of certain Series so established and designated;

NOW THEREFORE, the following are the Series of the Trust as of November 1, 2017, each with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	Legg Mason BW International Opportunities Bond Fund (as of December 29, 2017, BrandywineGLOBAL – International Opportunities Bond Fund)

2.	QS Strategic Real Return Fund

3.	Legg Mason BW Diversified Large Cap Value Fund (as of December 29, 2017, BrandywineGLOBAL — Diversified US Large Cap Value Fund)

4.	Legg Mason BW Absolute Return Opportunities Fund (as of December 29, 2017, BrandywineGLOBAL — Global Unconstrained Bond Fund)

5.	ClearBridge Value Trust

6.	ClearBridge Small Cap Fund

7.	ClearBridge International Growth Fund

8.	QS U.S. Small Capitalization Equity Fund

9.	Legg Mason BW Global Opportunities Bond Fund (as of December 29, 2017, BrandywineGLOBAL — Global Opportunities Bond Fund)

10.	QS International Equity Fund

11.	Legg Mason BW Global High Yield Fund (as of December 29, 2017, BrandywineGLOBAL — Global High Yield Fund)

12.	Legg Mason BW Alternative Credit Fund (as of December 29, 2017, BrandywineGLOBAL — Alternative Credit Fund)

13.	Legg Mason BW Dynamic Large Cap Value Fund (as of December 29, 2017, BrandywineGLOBAL — Dynamic US Large Cap Value Fund)

14.	Martin Currie Emerging Markets Fund

15.	Martin Currie International Unconstrained Equity Fund

16.	QS Global Market Neutral Fund

17.	RARE Global Infrastructure Value Fund

18.	Legg Mason BW Global Flexible Income Fund (as of December 29, 2017, BrandywineGLOBAL — Global Flexible Income Fund)

19.	Martin Currie SMASh Series EM Fund

1. Each Share of each Series shall have a par value of $0.00001 per Share and shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time are described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to the Shares of each Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series or the Shares of such Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust or terminate any Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

Exhibit (a)(3)

SCHEDULE B

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

Amended and Restated

Designation of Classes

(Effective as of November 1, 2017)

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, have divided certain of the Series of the Trust into one or more Classes of Shares;

WHEREAS, the Trustees have heretofore terminated certain Classes so established and designated and/or have changed the names of certain Classes so established and designated;

NOW THEREFORE, the following are the Classes of each identified Series of the Trust as of November 1, 2017, each with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Class
Legg Mason BW International Opportunities Bond Fund (as of December 29, 2017, BrandywineGLOBAL — International Opportunities Bond Fund)	A, C, I, IS, R, FI*

QS Strategic Real Return Fund	A, A2, C, I, IS, R, FI*

Legg Mason BW Diversified Large Cap Value Fund (as of December 29, 2017, BrandywineGLOBAL — Diversified US Large Cap Value Fund)	A, A2, C, R, I, IS, FI*

Legg Mason BW Absolute Return Opportunities Fund (as of December 29, 2017, BrandywineGLOBAL — Global Unconstrained Bond Fund)	A, C, C1, R, I, IS, FI*

ClearBridge Value Trust	A, C, R, I, IS, FI*

ClearBridge Small Cap Fund	A, A2, C, R, I, IS, FI*

ClearBridge International Growth Fund	A, C, R, I, IS, FI*

QS U.S. Small Capitalization Equity Fund	A, A2, C, R, I, IS, FI*

Legg Mason BW Global Opportunities Bond Fund (as of December 29, 2017, BrandywineGLOBAL — Global Opportunities Bond Fund)	A, A2, C, C1, R, I, IS, FI*

QS International Equity Fund	A, A2, C, R, I, IS, FI*

Legg Mason BW Global High Yield Fund (as of December 29, 2017, BrandywineGLOBAL — Global High Yield Fund)	A, C, R, I, IS, FI*

Legg Mason BW Alternative Credit Fund (as of December 29, 2017, BrandywineGLOBAL — Alternative Credit Fund)	A, C, R, I, IS, FI*

Series	Class
Legg Mason BW Dynamic Large Cap Value Fund (as of December 29, 2017, BrandywineGLOBAL — Dynamic US Large Cap Value Fund)	A, C, R, I, IS, FI*

Martin Currie Emerging Markets Fund	A, A2, C, R, I, IS, FI*

Martin Currie International Unconstrained Equity Fund	A, A2, C, R, I, IS, FI*

QS Global Market Neutral Fund	A, A2, C, R, I, IS, FI*

RARE Global Infrastructure Value Fund	A, A2, C, R, I, IS, FI*

Legg Mason BW Global Flexible Income Fund (as of December 29, 2017, BrandywineGLOBAL — Global Flexible Income Fund)	A, A2, C, R, I, IS, FI*

*	The Board of Trustees has approved the designation of Class FI shares as Class T shares to be effective on a date specified by an authorized officer of the Trust, and nothing herein shall change the designation of Class FI shares prior to that effective date.

1. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Class is unlimited.

3. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption of, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.